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                                                  For More Information Contact:

                                                              Public Relations:
                                                                   Ilya Welfeld
                                                                   201-439-1010
                                                          iwelfeld@roomlinx.com

                                                             Investor Relations
                                                         Thomas J. Rozycki, Jr.
                                                         Cubitt Jacobs & Prosek
                                                              212-279-3115 x208
                                                                 tom@cjpcom.com


       ROOMLINX ANNOUNCES PLANS FOR A MERGER WITH DISC WIRELESS - MARKING
                   SIGNIFICANT EXPANSION OF BUSINESS STRATEGY

      Merger Will Expand RoomLinX Service Offerings, Broaden Customer Base and Provide Diversified Revenue Streams to Enhance Shareholder Value


Hackensack, New Jersey (June 27, 2005) -RoomLinX, Inc. (OTCBB: RMLX.OB), a leading provider of wireless high-speed network solutions to the hospitality industry, today announced that it has signed a non-binding Letter of Intent for a merger with privately-held Digital Internet Services Corporation (DISC), a leading Internet Services provider in Southern California. Founded in 1996, DISC currently provides a wide range of Internet services including: Corporate Internet Access, Wireless Internet Access, Virtual Private Networks, High Performance Web Hosting, Co-location Services, Dedicated Servers and Structured Wiring Service to under-served markets. Under the terms of the proposed arrangement, the transaction will be structured as a merger of DISC and RoomLinX. RoomLinX will issue approximately 110,000,000 of its outstanding common stock. The shares issued to DISC's shareholders will be subject to piggyback registration rights to be granted by RoomLinX.

"This proposed merger is a significant development for RoomLinX and its shareholders. The board and the management team anticipate that it will translate into increased success in our current business as well as a sizable opportunity in new markets," said Aaron Dobrinsky, CEO of RoomLinX. "The merger would represent an important expansion of RoomLinX's strategy. Not only will we continue to deepen our footprint in the hotel and convention center space, but we will now have a fixed wireless technology platform from which to build out new infrastructure and opportunities, one of our highest priority targets."

RoomLinX and DISC expect to structure the new merged entity into two divisions: the first would focus on growing RoomLinX's current business, and the second would continue DISC's plans to foster market leadership in the fixed wireless space.

The merger is subject to completion of due diligence, execution of a mutually satisfactory definitive agreement, approval of the Boards and shareholders of both companies and other conditions to be set forth in the definitive agreement. Assuming satisfaction of these conditions, the transaction is expected to be completed in the third or fourth quarters of this year.

"DISC has a proven operating model; we see the merger as an opportunity for us to expand into additional markets where demand for high-speed Internet access greatly exceeds its availability," said Ralph Thompson, Co-founder and CEO of DISC. "Due to lack of adequate infrastructure and the high cost of wired connectivity, under-served regions have yet to benefit from the high-speed, always on Internet services much of the country takes for granted. Fixed wireless is the solution for these markets, presenting a robust and nascent business opportunity. Our merger with RoomLinX would allow the combined entity to provide services nationwide."

Under the new operational structure, one division will continue to provide high-speed wireless services to the hospitality industries and convention centers. With the addition of DISC services, RoomLinX will become one of the few, if not the only, player in its industry to offer hotels both broadband wireless infrastructure and wi-fi capabilities. Additionally, both companies already offer and will continue to offer hotels value added services such as voice-over-IP, wireless security and other solutions. By enhancing its current offerings through backend solutions, RoomLinX anticipates opportunities for increased sales and revenue.

The new division would be comprised of current DISC functions and is expected to be run by Rod Vandenbos, co-founder and President of DISC. This unit will both provide support to the hospitality business and function as a separate division aimed at bringing broadband services to geographic areas not already sufficiently serviced by traditional methods. This division will continue to offer the wide range of broadband solutions currently offered by DISC but would look to expand its reach throughout the U.S.

The merged companies will combine call center, tech support, equipment management, staging and pre-installation functions and will utilize the existing DISC facility in California to house critical operational functions. The company's main operations will be run from RoomLinX's exisiting Hackensack, NJ headquarters.


About DISC

DISC is one of the country's first and largest commercial Broadband Fixed Wireless providers. With an eight year history of offering broadband services, DISC has pioneered the delivery of scalable wireless services to meet customers' bandwidth needs and a suite of additional services, such as Virtual Private Network (VPN) and Voice over Internet Protocol (VoIP), in areas where these services are almost totally unavailable but where demand is extremely high. Aside from being the only known provider of these services in many markets, DISC provides services that are scalable, adjusting to meet the current and future needs of its business and consumer clientele. The company's services are delivered via DISC's state-of-the-art Network Operations Center and distribution towers within its market areas, delivering DISC's wireless technology directly to the customer.

About RoomLinX, Inc.

RoomLinX is a pioneer in Broadband High Speed Wireless Internet connectivity, specializing in providing WI-FI Wireless and Wired networking solutions for High Speed Internet access to Hotel Guests, Convention Center Exhibitors, Corporate Apartments, and Special Event participants. Designing, deploying and servicing site-specific wireless networks for the hospitality industry is RoomLinX's core competency.

                                      # # #

The statements contained in this press release of RoomLinX, Inc. (the "Company") that are not based on historical fact are "forward-looking statements". Such forward-looking statements involve risks and uncertainties, including but not limited to: (i) the Company's history of unprofitable operations, both with respect to its core business and the business previously performed by Arc Communications, (ii) the significant operating losses that the Company has incurred to date, (iii) the Company's lack of liquidity and need for additional capital which it may not be able to obtain on favorable terms or at all, (iv) the "going concern" qualifications that accompanies the Company's financial statements, which, among other things, may make it more difficult for the Company to raise the additional capital that it requires in order to remain in business, (v) the fact that the Company has been required to operate with a working capital deficit, which limits its operating flexibility and opportunities, (vi) the substantially greater resources available to many of the Company's competitors, (vii) the Company's expectation that it will continue to operate at a loss for the foreseeable future, (viii) the fact that the Company's lack of capital substantially restricts its flexibility and opportunity to increase its revenues, (ix) the importance to the Company that its offerings remain technologically advanced if the Company is to attract new customers and maintain existing customers, (x) the Company's dependence on certain key employees and key suppliers, (xi) risks associated with potential intellectual property claims, (xii) the impact on the Company's business and industry of general economic conditions and regulatory developments and (xiii) risks associated directly with the proposed business combination, including without limitation (a) the possibility that the parties are unable to reach a definitive agreement or close the proposed transaction, (b) the possibility that the benefits anticipated from the transaction are not realized and (c) risks associated with integrating two separate businesses.. Such risks and others are and shall be more fully described in the "Risk Factors" set forth in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from the results expressed in, or implied by, such forward-looking statements.